Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For First Quarter 2016

Birmingham, Ala. – (PR Newswire) – April 18, 2016 – ServisFirst Bancshares, Inc. (“ServisFirst”) (NASDAQ: SFBS), the holding company for ServisFirst Bank, today announced earnings and operating results for the quarter ended March 31, 2016.

First Quarter 2016 Highlights:

▪	Net income of $17.6 million, a 35% increase year over year
▪	Diluted EPS of $0.66, a 35% increase year over year
▪	Core diluted EPS increased 18% year over year
▪	Loans and deposits increased 20% and 19%, respectively, year over year
▪	Production team increased by eight to 122, five in our newest region, the Tampa Bay area of Florida

Tom Broughton, President and CEO, said, “We are pleased with loan and deposit growth across all regions to start the year off, and believe our new main offices in Mobile, Charleston and Nashville will only bolster our growth opportunities through improved visibility in those markets.” Bud Foshee, CFO, stated, “We got off to a good start for 2016 and will continue to focus our efforts on improving net interest margins and maintaining quality customer service.”

FINANCIAL SUMMARY

(in Thousands except share and per share amounts)

	Period Ending March 31, 2016	Period Ending December 31, 2015	% Change From Period Ending December 31, 2015 to Period Ending March 31, 2016	Period Ending March 31, 2015	% Change From Period Ending March 31, 2015 to Period Ending March 31, 2016
QUARTERLY OPERATING RESULTS
Net Income	$17,649	$19,750	(11)%	$13,055	35%
Net Income Available to Common Stockholders	$17,649	$19,726	(11)%	$12,955	36%
Diluted Earnings Per Share	$0.66	$0.74	(11)%	$0.49	35%
Return on Average Assets	1.35%	1.55%		1.26%
Return on Average Common Stockholders' Equity	15.38%	17.75%		13.55%
Average Diluted Shares Outstanding	26,566,810	26,595,239		26,237,980

Core Net Income*	$17,649	$19,750	(11)%	$14,822	19%
Core Net Income Available to Common Stockholders*	$17,649	$19,726	(11)%	$14,722	20%
Core Diluted Earnings Per Share*	$0.66	$0.74	(11)%	$0.56	18%
Core Return on Average Assets*	1.35%	1.55%		1.43%
Core Return on Average Common Stockholders' Equity*	15.38%	17.75%		15.39%

BALANCE SHEET
Total Assets	$5,378,599	$5,095,509	6%	$4,393,342	22%
Loans	4,340,900	4,216,375	3%	3,607,852	20%
Non-interest-bearing Demand Deposits	1,070,275	1,053,467	2%	866,743	23%
Total Deposits	4,339,747	4,223,888	3%	3,638,763	19%
Stockholders' Equity	470,940	449,147	5%	441,458	7%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $17.6 million for the quarter ended March 31, 2016, compared to net income of $13.1 million and net income available to common stockholders of $13.0 million for the same quarter in 2015. Net income for the quarter ended March 31, 2016 benefitted from growth in average loans of $117.7 million from the previous quarter and lower charge offs of loans. Basic and diluted earnings per common share were $0.68 and $0.66, respectively, for the first quarter of 2016, compared to $0.51 and $0.49, respectively, for the first quarter of 2015.

Return on average assets was 1.35% and return on average common stockholders’ equity was 15.38% for the first quarter of 2016, compared to 1.26% and 13.55%, respectively, for the first quarter of 2015.

Net interest income was $44.2 million for the first quarter of 2016, compared to $43.2 million for the fourth quarter of 2015 and $37.0 million for the first quarter of 2015. The net interest margin in the first quarter of 2016 was 3.57%, a one basis point increase from the fourth quarter of 2015 and a 23 basis point decrease from the first quarter of 2015. Average loans outstanding increased $117.7 million on a linked quarter basis, and average stockholders’ equity increased $20.6 million, all resulting in a positive mix variance in net interest margin. The average yield on loans increased four basis points to 4.48% on a linked quarter basis, resulting in a positive rate variance in net interest margin. However, this was offset by a two basis point increase in the average rate paid on interest-bearing deposits. Excess liquidity in the form of balances kept on deposit at the Federal Reserve and funds sold to our correspondent banks remained higher than normal for the first quarter, resulting in a negative mix variance in net interest margin.

Average loans for the first quarter of 2016 were $4.24 billion, an increase of $117.7 million, or 3%, over average loans of $4.12 billion for the fourth quarter of 2015, and an increase of $737.8 million, or 21%, over average loans of $3.50 billion for the first quarter of 2015. All of our regions, except one, experienced growth in loans during the first quarter.

Average total deposits for the first quarter of 2016 were flat at $4.27 billion compared to average total deposits of $4.27 billion for the fourth quarter of 2015, and increased $0.8 billion, or 23%, over average total deposits of $3.47 billion for the first quarter of 2015. All of our regions, except one, experienced growth in deposits during the first quarter on an ending basis.

Non-performing assets to total assets were 0.20%, a decrease of six basis points compared to 0.26% for the fourth quarter of 2015 and a decrease of 20 basis points compared to 0.40% for the first quarter of 2015. Net credit charge-offs to average loans were 0.03%, a 21 basis point decrease compared to 0.24% for the fourth quarter of 2015 and a five basis point decrease compared to 0.08% for the first quarter of 2015. We recorded a $2.1 million provision for loan losses in the first quarter of 2016, a decrease of $1.2 million compared to $3.3 million in the fourth quarter of 2015 and a decrease of $0.3 million compared to $2.4 million in the first quarter of 2015. The loan loss reserve as a percentage of total loans increased one basis point to 1.04% at March 31, 2016, compared to 1.03% at December 31, 2015 and was flat compared to 1.04% at March 31, 2015. In management’s opinion, the reserve is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its reserve for loan losses.

Non-interest income increased $649,000 in the first quarter of 2016, or 21%, compared to the first quarter of 2015. Deposit service charges increased $100,000 in the first quarter of 2016, or 8%, compared to the first quarter of 2015. Mortgage banking income increased $214,000 in the first quarter of 2016, or 47%, compared to the first quarter of 2015 as a result of increased production and improved pricing margins. Credit card income increased $371,000 in the first quarter of 2016, or 78%, compared to the first quarter of 2015, primarily as a result of increases in volume of activity on existing accounts. The number of credit card accounts also increased by 411, or 8.4%, during this time.

Non-interest expense for the first quarter of 2016 increased $830,000, or 4%, to $19.6 million from $18.8 million in the first quarter of 2015. Excluding merger expenses related to our acquisition of Metro Bancshares, Inc. during the first quarter of 2015, non-interest expense increased $2.9 million, or 18%, from the first quarter of 2015 to the first quarter of 2016. Salary and benefit expense for the first quarter of 2016 increased $2.1 million, or 23%, to $11.1 million from $9.0 million in the first quarter of 2015, and increased $2.2 million, or 25%, on a linked quarter basis. Eight new sales officers were added during the first quarter of 2016, with five of these comprising our team in the Tampa Bay area of Florida, our newest region. Occupancy expense increased $324,000, or 20%, from the first quarter of 2015 to the first quarter of 2016, and increased $466,000, or 31%, on a linked quarter basis. New main offices were opened in our Mobile, Alabama, Charleston, South Carolina and Nashville, Tennessee regions during the first quarter of 2016. Also, we accelerated depreciation of leasehold improvements for our headquarters building in Birmingham, Alabama to coincide with the date we move into our new headquarters building, which we anticipate will be in 2017. Other operating expense for the first quarter of 2016 was relatively flat at $4.6 million compared to the first quarter of 2015. Excluding $500,000 in expense for the initial funding of reserves for unfunded loan commitments as of March 31, 2015, consistent with guidance provided in the Federal Reserve Bank’s Inter-agency Policy Statement SR 06-17, other operating expense increased by 12% from the first quarter of 2015 to the first quarter of 2016. Increases in service charges from the Federal Reserve of $126,000 from the first quarter of 2015 to the first quarter of 2016 are the result of continued increases in clearing services for our correspondent bank clients.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

As discussed in more detail in the section titled “Detailed Financials,” we recorded expenses of $2.1 million for the first quarter of 2015 related to the acquisition of Metro Bancshares, Inc. and the merger of Metro Bank with and into the Bank, and recorded an expense of $500,000 resulting from the initial funding of reserves for unfunded loan commitments as of March 31, 2015, consistent with guidance provided in the Federal Reserve Bank’s Inter-agency Policy Statement SR 06-17. The non-GAAP financial measures included in this press release of our results for the first quarter of 2015 are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the merger expenses and the initial funding of a reserve for unfunded loan commitments. None of the other periods included in this press release are affected by such non-routine expenses.

“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core diluted earnings per share” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return on average common stockholders’ equity” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

We present tangible book value per share and the ratio of tangible common equity to total tangible assets in our Selected Financial Highlights table. Our acquisition of Metro resulted in goodwill and other identifiable intangible assets, which are subtracted from equity and assets in the computation of tangible book value per share and tangible common equity to total tangible assets.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures for the first quarter of 2015. Dollars are in thousands, except share and per share data.

	As Of and For the Period Ended March 31, 2016	As Of and For the Period Ended March 31, 2015
Provision for income taxes - GAAP		$5,903
Adjustments:
Adjustment for non-routine expense		829
Core provision for income taxes		$6,732

Return on average assets - GAAP		1.26%
Net income - GAAP		$13,055
Adjustments:
Adjustment for non-routine expense		1,767
Core net income		$14,822
Average assets		$4,193,413
Core return on average assets		1.43%

Return on average common stockholders' equity		13.55%
Net income available to common stockholders - GAAP		$12,955
Adjustments:
Adjustment for non-routine expense		1,767
Core net income available to common stockholders		$14,722
Average common stockholders' equity		$387,870
Core return on average common stockholders' equity		15.39%

Earnings per share - diluted - GAAP		$0.49
Weighted average shares outstanding, diluted		26,237,980
Core diluted earnings per share		$0.56

Book value per share	$17.99	$15.65
Total common stockholders' equity - GAAP	470,940	401,500
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	15,239	18,069
Tangible common stockholders' equity	$455,701	$383,431
Tangible bookvalue per share	$17.40	$14.95

Stockholders' equity to total assets	8.76%	10.05%
Total assets - GAAP	$5,378,599	$4,393,342
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	15,239	18,069
Total tangible assets	$5,363,360	$4,375,273
Tangible common equity to total tangible assets	8.50%	8.76%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay area, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," "plan," "intend," "will," "would," "might" and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.'s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to "Cautionary Note Regarding Forward-looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at http://servisfirstbancshares.investorroom.com/  or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands except share and per share data)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015
CONSOLIDATED STATEMENT OF INCOME
Interest income	$49,961	$48,451	$46,532	$44,209	$40,783
Interest expense	5,782	5,290	4,670	3,998	3,746
Net interest income	44,179	43,161	41,862	40,211	37,037
Provision for loan losses	2,059	3,308	3,072	4,062	2,405
Net interest income after provision for loan losses	42,120	39,853	38,790	36,149	34,632
Non-interest income	3,726	3,559	3,822	3,505	3,077
Non-interest expense	19,581	19,086	18,332	18,213	18,751
Income before income tax	26,265	24,326	24,280	21,441	18,958
Provision for income tax	8,616	4,576	8,014	6,972	5,903
Net income	17,649	19,750	16,266	14,469	13,055
Preferred stock dividends	-	24	33	123	100
Net income available to common stockholders	$17,649	$19,726	$16,233	$14,346	$12,955
Earnings per share - basic	$0.68	$0.76	$0.63	$0.56	$0.51
Earnings per share - diluted	$0.66	$0.74	$0.61	$0.54	$0.49
Average diluted shares outstanding	26,566,810	26,595,239	26,506,334	26,426,036	26,237,980

CONSOLIDATED BALANCE SHEET DATA
Total assets	$5,378,599	$5,095,509	$4,772,601	$4,492,539	$4,393,342
Loans	4,340,900	4,216,375	4,044,242	3,863,734	3,607,852
Debt securities	362,106	370,364	334,635	335,008	336,505
Non-interest-bearing demand deposits	1,070,275	1,053,467	1,029,354	926,577	866,743
Total deposits	4,339,747	4,223,888	4,044,634	3,729,132	3,638,763
Borrowings	55,543	55,748	55,728	21,016	21,278
Stockholders' equity	$470,940	$449,147	$431,194	$454,487	$441,458

Shares outstanding	26,182,698	25,972,698	25,903,698	25,826,198	25,653,610
Book value per share	$17.99	$17.29	$16.65	$16.05	$15.65
Tangible book value per share (1)	$17.40	$16.70	$15.96	$15.35	$14.95

SELECTED FINANCIAL RATIOS
Net interest margin	3.57%	3.56%	3.77%	3.88%	3.80%
Return on average assets	1.35%	1.55%	1.38%	1.31%	1.26%
Return on average common stockholders' equity	15.38%	17.75%	15.52%	14.06%	13.55%
Efficiency ratio	40.87%	40.85%	40.13%	41.66%	46.74%
Non-interest expense to average earning assets	1.56%	1.56%	1.63%	1.73%	1.90%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets:	9.90%	9.72%	9.59%	9.60%	9.93%
Tier 1 capital to risk-weighted assets:	9.91%	9.73%	9.60%	10.58%	10.98%
Total capital to risk-weighted assets	12.12%	11.95%	11.89%	12.05%	12.49%
Tier 1 capital to average assets:	8.65%	8.55%	8.83%	9.88%	10.07%
Tangible common equity to total tangible assets (1)	8.50%	8.54%	8.70%	8.86%	8.76%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.

(2) Basel III final capital rules, including the new Common Equity Tier I Capital to Risk-Weighted Assets ratio, became effective for the Company on January 1, 2015.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	March 31, 2016	March 31, 2015	% Change
ASSETS
Cash and cash equivalents	525,637	299,679	75%
Available for sale debt securities, at fair value	334,567	307,379	9%
Held to maturity debt securities (fair value of $28,409 and $29,886 at
March 31, 2016 and 2015, respectively)	27,539	29,126	(5)%
Restricted equity securities	5,667	4,953	14%
Mortgage loans held for sale	5,090	12,384	(59)%
Loans	4,340,900	3,607,852	20%
Less allowance for loan losses	(45,145)	(37,356)	21%
Loans, net	4,295,755	3,570,496	20%
Premises and equipment, net	20,989	16,082	31%
Goodwill and other identifiable intangible assets	15,239	18,069	(16)%
Other assets	148,116	135,174	10%
Total assets	$5,378,599	$4,393,342	22%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,070,275	$866,743	23%
Interest-bearing	3,269,472	2,772,020	18%
Total deposits	4,339,747	3,638,763	19%
Federal funds purchased	497,885	280,900	77%
Other borrowings	55,543	21,278	161%
Other liabilities	14,484	10,943	32%
Total liabilities	4,907,659	3,951,884	24%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; 40,000 shares authorized, no shares issued and outstanding at March 31, 2016 and 40,000 shares
issued and oustanding at March 31, 2015	-	39,958	(100)%
Preferred stock, par value $0.001 per share; 1,000,000 authorized and
960,000 currently undesignated	-	-	-%
Common stock, par value $0.001 per share; 50,000,000 shares authorized;
26,182,698 shares issued and outstanding at March 31, 2016 and
25,653,610 shares issued and outstanding at March 31, 2015	26	26	-%
Additional paid-in capital	215,948	207,374	4%
Retained earnings	249,704	188,507	32%
Accumulated other comprehensive income	4,885	5,216	(6)%
Noncontrolling interest	377	377	-%
Total stockholders' equity	470,940	441,458	7%
Total liabilities and stockholders' equity	$5,378,599	$4,393,342	22%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	Three Months Ended March 31,
	2016	2015
Interest income:
Interest and fees on loans	$47,247	$38,646
Taxable securities	1,269	1,128
Nontaxable securities	858	860
Federal funds sold	73	77
Other interest and dividends	514	72
Total interest income	49,961	40,783
Interest expense:
Deposits	4,361	3,270
Borrowed funds	1,421	476
Total interest expense	5,782	3,746
Net interest income	44,179	37,037
Provision for loan losses	2,059	2,405
Net interest income after provision for loan losses	42,120	34,632
Non-interest income:
Service charges on deposit accounts	1,307	1,207
Mortgage banking	668	454
Securities gains	-	29
Increase in cash surrender value life insurance	624	648
Other operating income	1,127	739
Total non-interest income	3,726	3,077
Non-interest expense:
Salaries and employee benefits	11,067	9,008
Equipment and occupancy expense	1,985	1,661
Professional services	738	568
FDIC and other regulatory assessments	750	620
Other real estate owned expense	449	214
Merger expenses	-	2,096
Other operating expense	4,592	4,584
Total non-interest expense	19,581	18,751
Income before income tax	26,265	18,958
Provision for income tax	8,616	5,903
Net income	17,649	13,055
Dividends on preferred stock	-	100
Net income available to common stockholders	$17,649	$12,955
Basic earnings per common share	$0.68	$0.51
Diluted earnings per common share	$0.66	$0.49

LOANS BY TYPE

(UNAUDITED)

(In thousands)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015
Commercial, financial and agricultural	$1,799,132	$1,760,479	$1,683,819	$1,642,182	$1,554,020
Real estate - construction	254,254	243,267	232,895	219,607	219,005
Real estate - mortgage:
Owner-occupied commercial	1,055,852	1,014,669	978,721	930,719	869,724
1-4 family mortgage	458,032	444,134	417,012	392,245	375,770
Other mortgage	723,542	698,779	677,822	627,099	545,668
Subtotal: Real estate - mortgage	2,237,426	2,157,582	2,073,555	1,950,063	1,791,162
Consumer	50,088	55,047	53,973	51,882	43,665
Total loans	$4,340,900	$4,216,375	$4,044,242	$3,863,734	$3,607,852

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015
Reserve for loan losses:
Beginning balance	$43,419	$42,574	$40,020	$37,356	$35,629
Loans charged off:
Commercial financial and agricultural	50	2,186	388	1,151	77
Real estate - construction	381	161	31	93	382
Real estate - mortgage:	-	463	-	208	433
Consumer	18	21	126	19	5
Total charge offs	449	2,831	545	1,471	897
Recoveries:
Commercial financial and agricultural	3	241	13	6	19
Real estate - construction	16	61	13	65	99
Real estate - mortgage:	97	65	1	2	101
Consumer	-	1	-	-	-
Total recoveries	116	368	27	73	219
Net charge-offs	333	2,463	518	1,398	678
Provision for loan losses	2,059	3,308	3,072	4,062	2,405
Ending balance	$45,145	$43,419	$42,574	$40,020	$37,356

Reserve for loan losses to total loans	1.04%	1.03%	1.05%	1.04%	1.04%
Reserve for loan losses to total average
loans	1.06%	1.05%	1.08%	1.07%	1.07%
Net charge-offs to total average loans	0.03%	0.24%	0.05%	0.15%	0.08%
Provision for loan losses to total average
loans	0.20%	0.32%	0.31%	0.44%	0.28%
Nonperforming assets:
Nonaccrual loans	$6,133	$7,767	$9,850	$8,194	$8,361
Loans 90+ days past due and accruing	417	1	524	470	553
Other real estate owned and
repossessed assets	4,044	5,392	6,068	8,235	8,638
Total	$10,594	$13,160	$16,442	$16,899	$17,552

Nonperforming loans to total loans	0.15%	0.18%	0.26%	0.22%	0.25%
Nonperforming assets to total assets	0.20%	0.26%	0.34%	0.38%	0.40%
Nonperforming assets to earning assets	0.20%	0.26%	0.35%	0.38%	0.41%
Reserve for loan losses to nonaccrual loans	736.10%	559.02%	432.22%	488.41%	446.79%

Restructured accruing loans	$6,763	$6,782	$8,266	$8,279	$8,280

Restructured accruing loans to total loans	0.16%	0.16%	0.20%	0.21%	0.23%

TROUBLED DEBT RESTRUCTURINGS (TDRs)

(In thousands)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015
Beginning balance:	$7,736	$8,266	$8,279	$8,280	$8,992
Net (paydowns) / advances	(19)	(83)	(13)	(1)	(381)
Transfers to other real estate owned	(954)	-	-	-	-
Charge-offs	-	(447)	-	-	(331)
	$6,763	$7,736	$8,266	$8,279	$8,280

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015
Interest income:
Interest and fees on loans	$47,247	$46,150	$44,401	$42,105	$38,646
Taxable securities	1,269	1,058	1,041	1,104	1,128
Nontaxable securities	858	875	890	874	860
Federal funds sold	73	46	32	24	77
Other interest and dividends	514	322	168	102	72
Total interest income	49,961	48,451	46,532	44,209	40,783
Interest expense:
Deposits	4,361	4,294	3,818	3,512	3,270
Borrowed funds	1,421	996	852	486	476
Total interest expense	5,782	5,290	4,670	3,998	3,746
Net interest income	44,179	43,161	41,862	40,211	37,037
Provision for loan losses	2,059	3,308	3,072	4,062	2,405
Net interest income after provision for loan losses	42,120	39,853	38,790	36,149	34,632
Non-interest income:
Service charges on deposit accounts	1,307	1,326	1,279	1,276	1,207
Mortgage banking	668	620	873	735	454
Securities gains	-	-	-	-	29
Increase in cash surrender value life insurance	624	630	683	660	648
Other operating income	1,127	983	987	834	739
Total non-interest income	3,726	3,559	3,822	3,505	3,077
Non-interest expense:
Salaries and employee benefits	11,067	8,884	10,595	10,426	9,008
Equipment and occupancy expense	1,985	1,519	1,575	1,634	1,661
Professional services	738	706	668	665	568
FDIC and other regulatory assessments	750	733	681	626	620
Other real estate owned expense	449	324	400	289	214
Merger expense	-	-	-	-	2,096
Other operating expense	4,592	6,920	4,413	4,573	4,584
Total non-interest expense	19,581	19,086	18,332	18,213	18,751
Income before income tax	26,265	24,326	24,280	21,441	18,958
Provision for income tax	8,616	4,576	8,014	6,972	5,903
Net income	17,649	19,750	16,266	14,469	13,055
Dividends on preferred stock	-	24	33	123	100
Net income available to common stockholders	$17,649	$19,726	$16,233	$14,346	$12,955
Basic earnings per common share	$0.68	$0.76	$0.63	$0.56	$0.51
Diluted earnings per common share	$0.66	$0.74	$0.61	$0.54	$0.49

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS - UNAUDITED

ON A FULLY TAXABLE-EQUIVALENT BASIS

(Dollars in thousands)

	1st Quarter 2016		4th Quarter 2015		3rd Quarter 2015		2nd Quarter 2015		1st Quarter 2015
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$4,230,057	4.48%	$4,113,044	4.44%	$3,915,778	4.48%	$3,731,699	4.51%	$3,492,363	4.47%
Tax-exempt (2)	10,281	5.56	9,639	4.98	9,802	4.98	10,005	5.00	10,180	5.03
Total loans, net of unearned income	4,240,338	4.48	4,122,683	4.44	3,925,580	4.48	3,741,704	4.51	3,502,543	4.48
Mortgage loans held for sale	6,084	4.63	4,362	4.27	7,714	4.32	12,718	2.21	6,884	2.12
Debt securities:
Taxable	221,722	2.29	193,982	2.16	189,941	2.17	193,848	2.29	198,104	2.31
Tax-exempt (2)	137,745	3.79	139,435	3.85	139,543	3.91	136,104	3.94	129,525	4.07
Total securities (3)	359,467	2.86	333,417	2.87	329,484	2.91	329,952	2.97	327,629	3.01
Federal funds sold	48,390	0.61	33,255	0.55	24,860	0.51	26,638	0.36	39,438	0.27
Restricted equity securities	4,962	3.81	4,954	4.24	4,954	4.16	4,953	3.16	4,354	3.63
Interest-bearing balances with banks	373,339	0.51	366,771	0.29	168,548	0.27	97,482	0.26	119,195	0.28
Total interest-earning assets	5,032,580	4.03%	4,865,442	3.99%	4,461,140	4.18%	4,213,447	4.26%	4,000,043	4.18%
Non-interest-earning assets:
Cash and due from banks	61,596		62,037		63,259		58,347		61,911
Net premises and equipment	21,023		19,609		18,961		16,323		13,847
Allowance for loan losses, accrued interest and other assets	126,491		124,241		127,778		129,233		117,612
Total assets	$5,241,690		$5,071,329		$4,671,136		$4,417,350		$4,193,413

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$665,039	0.35%	$611,521	0.30%	$593,550	0.28%	$579,650	0.27%	$553,569	0.26%
Savings	41,055	0.29	39,590	0.29	37,281	0.30	37,697	0.28	36,128	0.28
Money market	1,979,727	0.51	2,048,453	0.49	1,817,997	0.47	1,653,708	0.45	1,618,715	0.44
Time deposits	507,605	1.00	503,217	1.00	485,137	0.99	480,140	1.05	446,084	1.05
Total interest-bearing deposits	3,193,426	0.55	3,202,781	0.54	2,933,965	0.52	2,751,195	0.51	2,654,496	0.50
Federal funds purchased	441,309	0.64	295,530	0.37	246,168	0.31	275,888	0.29	270,549	0.28
Other borrowings	55,630	5.19	55,805	5.11	50,509	5.18	21,238	5.40	20,455	5.67
Total interest-bearing liabilities	3,690,365	0.63%	3,554,116	0.59%	3,230,642	0.57%	3,048,321	0.53%	2,945,500	0.52%
Non-interest-bearing liabilities:
Non-interest-bearing demand	1,077,613		1,062,795		988,756		908,020		813,340
Other liabilities	12,194		13,469		23,738		11,793		6,745
Stockholders' equity	457,218		436,928		424,113		444,302		422,847
Unrealized gains on securities and derivatives	4,300		4,021		3,911		4,914		4,981
Total liabilities and stockholders' equity	$5,241,690		$5,071,329		$4,671,136		$4,417,350		$4,193,413
Net interest spread		3.40%		3.40%		3.61%		3.73%		3.67%
Net interest margin		3.57%		3.56%		3.77%		3.88%		3.80%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)	Unrealized gains on available-for-sale debt securities are excluded from the yield calculation.